Exhibit 23.3


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We consent to the use, in the amended registration statement on Form S-1/A of United Liberty Business Services, Inc., of our report dated January 15, 2008 on our audit of the financial statements of United Liberty Business Services, Inc. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for April 25, 2007 (inception) to December 31, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
March 7, 2008


              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702)253-7499 Fax (702)253-7501

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